Exhibit 4.2


NUMBER ____                       Getgo Inc.                        _____ Shares
                                                                    Common Stock
    Incorporated under the laws of the British Virgin Islands    Cusip G38529106
                 Common Stock 10,000,000 Shares, par value $0.01






THIS CERTIFIES THAT: __________________________
is the owner of ___________________________________
Fully Paid and Non-Assessable Common Shares, Par Value $.0.01 per share of
Getgo Inc. (herein called the "Corporation"). Transferable only on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon the surrender of this certificate properly endorsed or assigned for transfer. This certificate and the shares represented hereby are issued and shall be subject to the laws of the British Virgin Islands and to the provisions of the Memorandum and Articles of Association of the Corporation as amended from time to time. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

          Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Clement Cheung                                                       Edward Ting
--------------                                                       -----------
Secretary                     Corporate Seal                           President